OMEGA HEALTH SYSTEMS, INC.





                                                                  July 10, 1996


On behalf of the Board of Directors and management, I invite you to attend the Annual Meeting of Shareholders of Omega Health Systems, Inc., to be held on August 2, 1996 at 11:00 A.M., local time, in the corporate offices of Omega Health Systems, Inc., 5100 Poplar Avenue, Suite 2100, Memphis, Tennessee 38137

The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the shareholders.

It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to mark, sign, date and promptly return the enclosed proxy in the envelope provided.

                                            Sincerely yours,



                                            Andrew W. Miller
                                           Chairman of the Board

                           OMEGA HEALTH SYSTEMS, INC.
                         5100 POPLAR AVENUE, SUITE 2100
                            MEMPHIS, TENNESSEE 38137


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 AUGUST 2, 1996

Notice is hereby given that the Annual Meeting of Shareholders of Omega Health Systems, Inc. (the "Company"), will be held on Friday, August 2, 1996, at 11:00 A.M., local time, in the corporate offices of the Company at 5100 Poplar Avenue, Suite 2100, Memphis, Tennessee 38137, for the following purposes:

        1. To elect two directors to serve as described herein or until there successors have been duly elected and qualified.

        2. To amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 25 million (25,000,000).

        3. To approve the amendment to the 1995 Incentive and Non-qualified Stock Option Plan (the "Option Plan") by increasing the number of shares reserved for issuance by 200,000.

        4. To ratify the authorization of the Audit Committee of the Board of Directors to select the Company's independent auditors for the year 1996.

        5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on June 7, 1996 are entitled to notice of and to vote at the Annual Shareholders' Meeting.

                                            By Order of the Board of Directors




                                            Ronald L. Edmonds, Secretary





                                    IMPORTANT

WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE STAMPED ENVELOPE PROVIDED.

                            OMEGA HEALTH SYSTEMS, INC.
                         5100 POPLAR AVENUE, SUITE 2100
                            MEMPHIS, TENNESSEE 38137

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 2, 1996

                     INFORMATION CONCERNING THE SOLICITATION

This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting") of Omega Health Systems, Inc. (the "Company") to be held on Friday, August 2, 1996 at 11:00 A.M.. local time, in the corporate offices of the Company at 5100 Poplar Avenue, Memphis, Tennessee 38137 and at any adjournment or adjournments thereof.

At the Annual Meeting, the shareholders will vote (1) to elect two (2) directors, (2) to amend the Certficate of Incorporation to increase the number of authorized shares of Common Stock to 25 million (25,000,000), (3) to approve the amendment of the 1995 Incentive and Non-qualified Stock Option Plan (the "Option Plan") by increasing the number of shares reserved for issuance by 200,000, and (4) to ratify the authority of the Audit Committee of the Board of Directors to select the Company's independent auditors for the year 1996. The affirmative vote of a plurality of the shares present or represented at the meeting, if a quorum exists, is required to elect the directors. The affirmative vote of a majority of the shares present or represented at the meeting, if a quorum exists, is required to approve the proposals to amend the Certificate of Incorporation, to approve the amendment to increase the shares reserved for issuance under the Option Plan and to ratify the authority of the Audit Committee of the Board of Directors to select the Company's independent auditors for the year 1996. The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Shareholders are urged to sign the enclosed form of proxy and return it promptly in the envelope enclosed for that purpose. Proxies will be voted in accordance with the shareholders' directions. If no directions are given, proxies will be voted FOR the election of the nominees named herein as directors, FOR the approval of the amendment to the Certificate of Incorporation, FOR the approval of the amendment to increase the number of shares reserved for issuance under the option plan and FOR the ratification of the authority of the Audit Committee of the Board of Directors to select the Company's independent auditors of the year 1996.

The Board of Directors knows of no other business to be presented at the Annual Meeting. If any other business is properly presented, the person named in the enclosed proxy will use his discretion in voting the shares. The proxy may be revoked at any time prior to the voting thereof by written request to the Company at 5100 Poplar Avenue, Suite 2100, Memphis, Tennessee 38137, Attention:
Ronald L. Edmonds, Secretary. The proxy may also be revoked by submission to the Company of a more recently dated proxy. The giving of a proxy will not affect the right of a shareholder to attend the Annual Meeting and vote in person.

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company. The entire cost of soliciting these proxies will be borne by the Company. In addition to being solicited through the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors and employees of the Company who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, who will be reimbursed for their reasonable expenses incurred in such connection. It is expected that this Proxy Statement will first be sent to shareholders on or about July 10, 1996.

                SHAREHOLDER'S PROPOSALS FOR 1997 ANNUAL MEETING

Shareholders' proposals intended to be presented at the 1997 annual Meeting of Shareholders must be received by the Company no later than January 15, 1997 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                          OUTSTANDING VOTING SECURITIES

Only shareholders of record on June 7, 1996, are entitled to notice of and to vote at the Annual Meeting. On that date there were 4,716,096 shares of Common Stock issued and outstanding. The holder of each share of common stock is entitled to one vote on all matters submitted before the Annual Meeting or any adjournments of the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        As of March 1, 1996, the Company's records indicated that the following number of shares were beneficially owned by (i) each person known by the Company to beneficially own more than 5% of the Company's shares; (ii) directors and persons nominated to become directors of the Company and executive officers; and
(iii) directors and officers of the Company as a group.

         NAME OF BENEFICIAL OWNER            AMOUNT AND NATURE OF     PERCENT OF
         ------------------------        BENEFICIAL OWNERSHIP (1)       CLASS(1)
                                         ------------------------     ----------
(i)       Andrew W. Miller(2)                              319,992         6.34%
          210 Burlington Place
          Nashville, TN 37203
(ii)      Andrew W. Miller(2)                              319,992         6.34%
          Herman L. Tacker, O.D.(3)                        131,886         2.61%
          Thomas P. Lewis(4)                               138,105         2.74%
          Ronald L. Edmonds(5)                               7,311         0.14%
          Donald A. Hood, O.D.                              78,962         1.56%
          Gerald E. Meltzer, M.D.                           79,273         1.57%
          John D. Hunkeler, M.D. (6)                        88,667         1.76%
          Randall N. Reichle, O.D.(7)                       10,393         0.21%
          Cassandra T. Speier                                  -0-          -0-
(iii)     Directors and Executive Officers as              854,589        16.93%
          a group (9 persons)(8)
- -------------------

(1) Unless otherwise indicated, beneficial ownership consists of sole voting and investing power based on 5,047,348 shares issued and outstanding, including options and warrants to purchase 331,252 shares which are exercisable or become exercisable within 60 days.

(2) Included in Mr. Miller's shares are options to purchase 10,000 shares and warrants to purchase 5,000 shares.

(3) Of the total of 131,886 shares shown, 16,875 are held jointly by Dr. Tacker and his wife, Wilma R. Tacker. Included in Dr. Tacker's shares are options to purchase 10,000 shares.

(4) Included in Mr. Lewis' shares are options to purchase  8,333 shares.

(5) Included in Mr. Edmonds'  shares are options to purchase 5,000 shares.

(6) In December 1994 Dr. Hunkeler and other members of Windsor National Associates purchased stock in the Company. As a part of that purchase Dr. Hunkeler received warrants to purchase 27,975 shares of Company common stock. These warrants are included in Dr. Hunkeler's shares. Also included in Dr. Hunkeler's shares are options to purchase 5,000 shares.

(7) Included in Dr. Reichle's shares are options to purchase 167 shares.

(8) Included in the ownership of directors and executive officers as a group are options and warrants to purchase 71,475 shares, which are exercisable or become exercisable within 60 days.


                        PROPOSAL 1. ELECTION OF DIRECTORS

The Company's By-laws provide for a board of directors divided into three classes. Each class to consist as nearly as possible of one-third of the directors. At the Annual Meeting, the following two (2) directors, both of whom are members of the present Board, are nominees for election to hold office for a three-year term beginning in 1996 or until their successors are elected and qualified:

                              DONALD A. HOOD, O.D.
                             JOHN D. HUNKELER, M.D.

If any nominee should be unable to accept nomination or election as a director, which is not expected, the proxies may be voted with discretionary authority for a substitute designated by the Board of Directors. The Election of a director requires the affirmative vote of a plurality of shares present or represented at the meeting.

Set forth below is biographical information concerning the directors and nominees for directors of the Company:

RONALD L. EDMONDS (40) has served as the Company's Senior Vice President and Chief Financial Officer since September 1992. He was elected a director in February 1993 and Secretary in October 1994. From 1978 until 1992, he served in various positions with KPMG Peat Marwick in Memphis, Tennessee, Oklahoma City, Oklahoma and New York City, New York. Mr. Edmonds is a certified public accountant and holds B.S. and M.S. degrees in accounting from Oklahoma State University.

DONALD A. HOOD, O.D. (51) was one of the founders of The Eye Health Network, Inc. in 1988 and presently serves as its President and Chief Executive Officer. He was elected to the Company's board of directors in April 1994. Dr. Hood has maintained a private optometry practice in the Denver, Colorado area since 1972. Dr. Hood graduated from the Pacific University College of Optometry in 1968.

JOHN D. HUNKELER, M.D. (54) was elected a director of the Company in February 1995. Since 1973 Dr. Hunkeler has conducted a private ophthalmology practice in Kansas City, Missouri. Dr. Hunkeler is the past President of the American Society of Cataract and Refractive Surgery. Dr. Hunkeler is a member and past President of Windsor National Associates, Inc. Dr. Hunkeler graduated from Harvard University and received his M.D. from Kansas University Medical Center.

THOMAS P. LEWIS (41) has served as the Company's President since January 1990 and as its Chief Executive Officer since March 1, 1991. From June 1988 to December 1989, he served as Executive Vice President, and Chief Operating

Officer. Mr. Lewis served as the Company's Secretary from June 1986 to October 1994. From June 1986, until the merger with Omega Health Services, Inc., in June 1988, he served as the Company's President and Chief Executive Officer. He has been a director since June 1986. From June 1985 to June 1986, Mr. Lewis served as the Company's Vice President.

GERALD E. MELTZER, M.D. (58) has served as the Medical Director of The Eye Health Network, Inc. since 1991. He was elected to the Company's board of directors in April 1994. Dr. Meltzer has maintained a private ophthalmology practice in Denver, Colorado since 1971. He served as editor for Eye Care Technology from 1991 to 1994. He has served as an Assistant Clinical Professor at University of Colorado Medical Center since 1973 and served on the American Academy of Ophthalmologists Practice Management Committee from 1989 to 1994. Dr. Meltzer received his Medical Degree from Washington University School of Medicine in 1963.

ANDREW W. MILLER (52) has served as the Company's Chairman since September 1990 and has been a principal shareholder of the Company since 1986. Mr. Miller served as the Company's Chief Executive Officer from September 30, 1990 until March 1, 1991. Since 1989, Mr. Miller has served as Chairman of American HealthMark, Inc., a hospital ownership and management corporation. Mr. Miller also served as a director of Surgical Care Affiliates, Inc. ("SCA"), an owner and operator of outpatient health care facilities, from 1987 until its merger with HealthSouth, Inc. in 1996. Mr. Miller served as President and Chief Executive Officer of SCA from its founding in 1982 until May 1987 and from May 1987 until 1990 served as its Vice Chairman and Chairman of the Executive Committee. Mr. Miller is also a director of Healthwise of America, Inc., a former affiliate of SCA until its acquisition by United Healthcare in 1996.. Mr. Miller was a Senior Vice President of Hospital Corporation of America ("HCA") and President of HCA Management Company ("HMC"), a division of HCA, prior to leaving HCA and founding SCA in 1982. Mr. Miller was with HCA for 12 years starting in 1970. Mr. Miller is a certified public accountant and prior to his association with HCA, he was employed by a national accounting firm.

HERMAN L. TACKER, O.D. (57) has served as a director of the Company since May 1989. Previously, he was a director of Omega Health Services, Inc. from October 1985, until it merged with the Company in June 1988. From 1972 to the present, Dr. Tacker has conducted a private optometric practice in Memphis, Tennessee, and has served as a Professor at the Southern College of Optometry. He graduated from Southern College of Optometry in 1965 and in 1969 earned a M.S. Degree in Education from Indiana University.

                            OTHER EXECUTIVE OFFICERS

The following persons also serve as executive officers of the Company

Name                       Age   Position

Randall N. Reichle, O.D.   43    National Optometric Director and Vice President

Cassandra T. Speier        37    Senior Vice President - Center Operations


                   INFORMATION REGARDING MEETINGS OF DIRECTORS

During the last fiscal year, the Board of Directors held five Board of Directors meetings. All directors attended no less than 75% of the meetings held during 1995.


The Board of Directors has four committees - an Executive Committee, a Quality Assurance Committee, a Compensation Committee and an Audit Committee. Members of the Executive Committee during 1995 were Messrs. Lewis, Tacker, and Miller. The Executive Committee is authorized by the Board of Directors to take any action, as individually approved by the Board, which may be taken by the Board of Directors, except the power to alter or amend the Bylaws; submit to shareholders any action that needs shareholders' authorization; fill vacancies on the Board of Directors or any committee thereof; or declare dividends or make any other distributions. The Executive Committee held two meetings during 1995.

Members of the Quality Assurance Committee during 1995 were Messrs. Miller, Lewis. The Quality Assurance Committee was appointed by the Board of Directors to establish and monitor risk management policies. The Quality Assurance Committee held four meetings during 1995.

Members of the Compensation Committee during 1995 were Messrs. Miller, Hunkeler and Tacker. The Compensation Committee was appointed by the Board of Directors to administer its employee benefit plans. The Compensation Committee held two meetings during 1995.

Members of the Audit Committee during 1995 were Messrs. Miller, Hunkeler and Tacker. The Audit Committee was appointed to engage independent auditors and review audit fees, supervise matters relating to audit functions, review audit results with the auditors, and review the scope and results of the Company's internal auditing procedures and the adequacy of the internal controls. The audit committee held two meetings during 1995.

                             EXECUTIVE COMPENSATION

The following table shows the aggregate cash compensation paid by the Company to
(I) the chief executive officer, and (ii) the executive officers of the Company who received cash compensation in excess of $100,000 (determined as of the end of 1995) for the years ended December 31, 1995, 1994, and 1993.

                                                   Annual Compensation
                                                   -------------------           Long Term
                                                                Other Annual    Compensation
Name and Position                 Year  Salary ($)   Bonus ($)  Compensation ($)Options (#)
- -----------------                 ----  ----------   ---------  ---------------------------
Thomas P. Lewis                   1995     104,000      6,000       8,335(1)         -0-
President and Chief Executive     1994     96,000       8,500       8,335(1)         -0-
Officer                           1993     91,500        -0-        6,251(1)        15,000

Randall N. Reichle,               1995     84,000      46,333         -0-            -0-
Vice President and                1994     82,500      37,765         -0-            -0-
Regional Director                 1993     80,000      32,132         -0-           5,000

Donald A. Hood                    1995     85,000      25,000         -0-            -0-
The Eye Health Network            1994     85,000      39,654         -0-            -0-
President and  Chief Executive
Officer


(1) In January 1990, the Company entered into a stock bonus arrangement with Mr. Lewis, pursuant to which Mr. Lewis was issued 1,667 shares on each January 1, for five years, commencing January 1, 1991, provided Mr. Lewis was an employee of the Company on such dates. The stock bonus arrangement was partial compensation for Mr. Lewis' relocation to Memphis, Tennessee.

                    Option Grants in 1995(1)

                          % of Total Options
                            Granted to        Exercise Price
Name     Options Granted  Employees in 1995      ($/Sh)        Expiration Date
- ----     ---------------  -----------------      ------        ---------------

None

                                   Year end Option Values(1)
                                   -------------------------

                                 Number of Unexercised Options      Value of Unexercised
                                          at Year End           In-The-Money Options at Year
                                                                           End ($)
Name                               Exercisable/Unexercisable    Exercisable/Unexercisable (1)
- ----                               -------------------------    -----------------------------
Thomas P. Lewis(2)                          8,333/31,667              $18,749/$71,251
Ronald L. Edmonds                           5,000/18,000              $11,250/,$40,500
Randall N. Reichle, O.D.                    167/11,000                   $75/$24,750
Donald A. Hood                                0/50,000                   $0/$71,000
Cassandra T. Speier                           0/15,000                   $0/$11,250


(1) Option values are based on a December 31, 1995 market price per share of $5.25.

(2) During 1995 Mr. Lewis exercised options, utilizing stock appreciation rights, and acquired a net of 10,428 shares with a value realized of $54,747.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has, and expects to have, transactions in the ordinary course of its business with directors and officers of the Company and their affiliates, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. The Company has an agreement to perform management services for Cathleen M. Schanzer, M.D., the Medical Director for the Company's Memphis Center. Dr. Schanzer is the wife of the Company's president, Thomas P. Lewis. The management agreement includes payments to Dr. Schanzer equal to 35% of the cash receipts of the practice, but with minimum payments to her totaling $200,400 per year. Dr. Schanzer received approximately $421,000 in 1995 pursuant to the management agreement.

The EHN has entered into employment agreements with Drs. Hood and Meltzer, directors of the Company, which agreements provide that Drs. Hood and Meltzer will serve as President of EHN and Vice President of Medical Management of EHN, respectively, at base salaries of $85,000 and $40,000 per year, respectively. The agreements provide for bonus compensation and other fringe benefits normally associated with their respective positions. The Company in 1995 also granted options to Drs. Hood and Meltzer for 50,000 and 25,000 shares, respectively. The options are exercisable over a three-year period beginning in 1997 for approximately one-third of the aggregate amount each year. The agreements further provide that Drs. Hood and Meltzer will not compete in certain geographic areas with the Company and its affiliates during their employment and for three years thereafter.

On March 13, 1996, the Company acquired the assets of an ophthalmology practice known as Capital Eye Center located in Tallahassee, Florida and entered into a long-term management agreement with the selling physician's professional corporation. In addition, the Company acquired all of the stock of an ambulatory surgery center associated with the practice known as Capital Eye Surgery Center. The total consideration for these transactions included cash of $2 million and a $1.4 million 7% convertible subordinated note due in 60 monthly installments. In connection with this transaction, the Company obtained $2.5 million in 12% bridge financing, which was repaid with the proceeds of the sale of convertible preferred stock. The lender for the bridge financing was an affiliate of Andrew
W. Miller, the chairman of the Company's board of directors.

       PROPOSAL 2. INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has proposed an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to 25 million (25,000,000).

The Company currently has 8,333,333 shares of Common Stock authorized, with 4,716,096 shares issued and outstanding on June 7, 1996. Pursuant to the exercise or conversion of warrants, options, convertible debt and convertible preferred stock, an additional 3,030,756 shares could be issued. A principal element of the Company's strategy involves growth through the acquisition of the assets of ophthalmology practices in locations that complement existing Company operations. The Board of Directors recommends the authorization of the increase in number of authorized shares of Common Stock to increase the Company's financial flexibility and to provide additional equity available to be used for financing future acquisitions.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is required to authorize the proposed amendment to the Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS VOTING `FOR' THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 25 MILLION (25,000,000).

                 PROPOSAL 3. AMENDMENT TO 1995 STOCK OPTION PLAN

The Board of Directors believes that it is in the best interests of the Company and its shareholders to increase the authorized number of shares under the Company's Stock Option Plan reserved for issuance to key employees, advisors, officers and directors of the Company.

Effective May 10, 1996, the Board of Directors approved an amendment to the Company's Option Plan which, if adopted by the shareholders, would increase the number of reserved shares of the Company's common stock from 100,000 to 300,000 shares.

The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is required to authorize the proposed amendment to the Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE AMENDMENT TO THE COMPANY'S OPTION PLAN TO INCREASE THE NUMBER SHARES RESERVED FOR ISSUANCE UNDER THE OPTION PLAN FROM 100,000 TO 300,000.

      PROPOSAL 4. RATIFICATION OF THE AUTHORIZATION FOR THE AUDIT COMMITTEE
                       TO SELECT 1996 INDEPENDENT AUDITORS

 The Board of Directors has authorized the Audit Committee to select the Company's independent auditors for the year 1996. The empowering of the Audit Committee is subject to approval by the shareholders not later than the date of the annual meeting of shareholders. KPMG Peat Marwick LLP served as independent auditors of the Company for the year ended December 31, 1995. Representatives of the firm will be present at the Annual Meeting, have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" RATIFICATION OF THE AUTHORITY OF THE AUDIT COMMITTEE TO SELECT THE COMPANY'S INDEPENDENT AUDITORS FOR 1996.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

The federal securities laws require the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 1995, all of the Company's officers and directors made all required filings, except that each director and officer filed one late annual report on Form 5.

                                  OTHER MATTERS

 The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all proxies in accordance with their best judgment.


UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING, THE COMPANY, WITHOUT CHARGE, WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO RONALD L. EDMONDS, SECRETARY, OMEGA HEALTH SYSTEMS, INC., 5100 POPLAR AVENUE, SUITE 2100, MEMPHIS, TENNESSEE 38137, WHICH IS THE ADDRESS OF THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES.



                             BY ORDER OF THE BOARD OF DIRECTORS



Memphis, Tennessee           Thomas P. Lewis
July 10, 1996                 President and Chief Executive Officer

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints Robert Walker and George T. Lewis, III, with full power of substitution and revocation as Proxy to vote all shares of stock standing in my name on the books of Omega Health Systems, Inc. (the "Company") at the close of business on June 7, 1996 which I would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held in the Company's offices at 5100 Poplar Avenue, Suite 2100, Memphis, Tennessee 38137 on August 2, 1996, at 11:00 A.M., local time, and at any and all adjournments, upon the matters set forth in the notice of said meeting. The Proxy is further authorized to vote at his discretion as to any other matters which may come before the meeting. The Board of Directors at the time of preparation of the Proxy Statement knows of no business to come before the meeting other than that referred to in the Proxy Statement.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED FOR THE PROPOSALS DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ON THIS PROXY.

1.  Election of two (2) directors

    _____  for all nominees below (except as indicated to the contrary below.)

    _____  WITHHOLD AUTHORITY to vote for all nominees listed below.

           Donald A. Hood, O.D.
           John D. Hunkeler, M.D.

    Instruction: to withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.

    ------------------------------------------------------------------------

2.  To approve the increase in number of authorized shares of common stock.

    _____For             _____Against          _____Abstain

3.  To approve the amendment to the 1995 stock option plan.

    _____For             _____Against          _____Abstain

4. To ratify the authorization of the Audit Committee of the Board of Directors to select the Company's Independant Auditors for the year 1996.

    _____For             _____Against          _____Abstain

the undersigned hereby acknowledges receipt of notice of said meeting and the related proxy statement.

Date:___________________________          Signed:
Number of Shares as of June 7, 1996
                                          --------------------------------------
[affix label here]

                                          Signed:

                                          --------------------------------------
                                          Shareholder   signs  here  exactly  as
                                          shown  on the  label  affixed  hereto.
                                          Administrator,  Trustee  or  Guardian,
                                          please give full  title.  If more than
                                          one  Trustee,  all  should  sign.  All
                                          joint owners should sign.